Exhibit 11
                       Weighted Average Shares Outstanding
                        and Earnings Per Share Worksheet

                      1999                      1998                     1997
                      Shares                    Shares                   Shares
                      Outstanding               Outstanding              Outstanding
----------------------------------------------------------------------------------------
JAN                      1,833,404                 1,913,008                1,913,008
FEB                      1,824,659                 1,852,770                1,913,008
MAR                      1,823,129                 1,852,770                1,913,008
APR                      1,803,459                 1,852,770                1,913,008
MAY                      1,798,747                 1,852,770                1,913,008
JUN                      1,798,747                 1,852,770                1,913,008
JUL                      1,794,797                 1,852,770                1,913,008
AUG                      1,791,047                 1,852,770                1,913,008
SEP                      1,784,997                 1,837,770                1,913,008
OCT                      1,783,987                 1,837,770                1,913,008
NOV                      1,777,177                 1,837,770                1,913,008
DEC                      1,774,037                 1,837,770                1,913,008
                        21,588,187                22,233,478               22,956,096

Weighted
Average
Shares
Outstanding              1,802,165                 1,857,282                1,913,008
--------------------------------------------------------------------------------------
Net Income              $2,632,813                $2,441,545               $2,250,563
--------------------------------------------------------------------------------------
Earnings Per
Share Basic                  $1.46                     $1.31                    $1.18
--------------------------------------------------------------------------------------

Note:  Weighted average shares are calculated on a daily basis.